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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE

$14,550,000.00                                                     MARCH 2, 2004
                                                             SEATTLE, WASHINGTON

      FOR VALUE RECEIVED, the undersigned CORIXA CORPORATION, a Delaware corporation (the "Borrower") promises to pay to the order of NDC New Markets Investments IV L.P., a Delaware limited partnership, and its successors and assigns (collectively, the "Lender") at its office at c/o HEDC New Markets, Inc., 51 East 42nd Street, Suite 300, New York, New York 10017, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Fourteen Million Five Hundred Fifty Thousand Dollars ($14,550,000.00), with interest thereon as set forth herein.

DEFINITIONS:

      As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

      (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Washington are authorized or required by law to close.

      (b) "Fixed Rate Term" means a period of three (3) months during which the entire outstanding principal balance of this Note bears interest determined in relation to LIBOR, with the understanding that:

            (i) the initial Fixed Rate Term shall commence on the date this Note is disbursed and shall continue up to, but shall not include, June 1, 2004;

            (ii) thereafter each Fixed Rate Term shall commence automatically, without notice to or consent from Borrower, on the first day of calendar quarter and shall continue up to, but shall not include, the first day of the immediately following calendar quarter; and

            (iii) if, on the first day of the last Fixed Rate Term applicable hereto the remaining term of this Note is less than three (3) months, said Fixed Rate Term shall be in effect only until the scheduled maturity date hereof.

If any Fixed Rate Term is scheduled to commence on a day which is not a Business Day, then such Fixed Rate Term shall commence on the next succeeding Business Day.

      (c) "LIBOR" shall mean the average of London interbank offered rates in United States Dollars for a term of three (3) months as published in the Wall Street Journal (or if not published in the Wall Street Journal, then obtained from the appropriate Bloomberg display page) available as of the close of business on the last LIBOR Business Day immediately preceding the next Fixed Rate Term. As used herein, the term "LIBOR Business Day" shall mean any day other a day on which the London interbank market for United States denominated money transactions is closed.

      (d) "Prime Rate" means the base rate on corporate loans posted by at least seventy-five (75%) of the United States' thirty (30) largest banks as published in the Wall Street Journal (or if not published in the Wall Street Journal, then obtained from the appropriate Bloomberg display page) on the date of determination.

INTEREST:

      (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a fixed rate per annum determined by Lender to be eighty basis points (.80%) above LIBOR in effect on the first day of each Fixed Rate Term. With respect to each Fixed Rate Term

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hereunder, Lender is hereby authorized to note the date and interest rate applicable thereto and any payments made thereon on Lender's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

      (b) Taxes and Regulatory Costs. Borrower shall pay to Lender immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Lender among its operations shall be conclusive and binding upon Borrower.

      (c) Payment of Interest. Interest accrued on this Note shall be payable in arrears on the first day of each calendar quarter during the term of this Loan, commencing June 1, 2004.

      (d) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to three percent (3%) above the Prime Rate.

REPAYMENT AND PREPAYMENT:

      (a) Repayment. Principal shall be due and payable in full on March 1, 2011.

      (b) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

      (c) No Prepayment. Borrower is prohibited from an early prepayment of this Note.

      (d) Forgiveness. Borrower may be eligible for forgiveness of a portion of Loan principal evidenced by this Note as set forth in the Credit Agreement (as defined below).

      (e) BALLOON PAYMENT.

            BORROWER UNDERSTANDS AND ACKNOWLEDGES THAT THIS NOTE AND THE OTHER LOAN DOCUMENTS DO NOT PROVIDE FOR FULL AMORTIZATION OF THE PRINCIPAL SUM AND, THEREFORE, UPON THE APPLICABLE MATURITY DATE OR EARLIER ACCELERATION, A BALLOON PAYMENT OF THE THEN OUTSTANDING BALANCE OF THE PRINCIPAL SUM WILL BE REQUIRED, ALONG WITH PAYMENT IN FULL OF OTHER SUMS DUE HEREUNDER.

EVENTS OF DEFAULT:

      This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Lender dated as of March 2, 2004, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

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MISCELLANEOUS:

      (a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Borrower.

      (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

      (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

      (d) No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other Loan (or, if this Note and all other Loan have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

BORROWER AGREES, REPRESENTS, COVENANTS, AND WARRANTS THAT: (a) THE OBLIGATION EVIDENCED BY THIS NOTE IS AN EXEMPTED TRANSACTION UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1601, ET SEQ. (1982); (b) SAID OBLIGATION CONSTITUTES A BUSINESS LOAN FOR THE PURPOSE OF THE APPLICATION OF ANY LAWS THAT DISTINGUISH BETWEEN CONSUMER LOANS AND BUSINESS LOANS AND THAT HAVE AS THEIR PURPOSE THE PROTECTION OF CONSUMERS IN THE STATE OF WASHINGTON; (c) ALL PROCEEDS OF SUCH INDEBTEDNESS WILL BE USED SOLELY IN CONNECTION WITH SUCH BUSINESS OR COMMERCIAL ENTERPRISE; AND (d) THE PROCEEDS OF SUCH INDEBTEDNESS WILL NOT BE USED FOR THE PURCHASE OF REGISTERED EQUITY SECURITIES WITHIN THE PURVIEW OF REGULATION "U" ISSUED BY THE BOARD OF GOVERNORS AT THE FEDERAL RESERVE SYSTEM.

WAIVER OF JURY TRIAL. BORROWER AND BANK EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER

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OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND
BANK, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND BANK EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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This Note is secured by, among other collateral, a Security Agreement
(Securities Account) dated March 2, 2004.

      IN WITNESS WHEREOF, the undersigned has executed this Note as of the 27th day of February, 2004.

"BORROWER"

CORIXA CORPORATION A DELAWARE CORPORATION

By:  /s/ Steven Gillis
     ____________________________________

Its: Chairman and Chief Executive Officer
     ____________________________________

[SEAL]

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